Exhibit 10.9


                   DECORIZE, INC. 1999 EQUITY INCENTIVE PLAN
                          INCENTIVE STOCK OPTION NOTICE

Optionee:
Grant Date:
Share Granted:
Stock Option Price:
Late Date to Exercise:


We are pleased to inform you that the Stock Option Committee of the Board has granted you an option to purchase Decorize, Inc. common stock. Your grant has been made under the Company's 1999 Equity Incentive Plan (the "Plan"), which together with the terms contained in this Notice and Incentive Stock Option Agreement ("Agreement"), sets forth the terms and conditions of your grant, and is incorporated herein by reference: A copy of the Agreement is attached. Please review it carefully.

Vesting:

Subject to the terms of the Plan, shares vest according to the following vesting schudule:

                Shares Vesting    Vesting in Period   Vesting Subject to   Last Date to
Date of Vest    Over the Period         Occurs        Special Conditions     Exercise
------------    ---------------   -----------------   ------------------   -------------


Exercise:

You may exercise this Option, in whole or in part, to purchase a whole number of vested shares at any time; by follwing the exercise procedure set up by the Compay. All exercises must take place before the Last Date to Exercise, or such earlier date as is set in out in the Plan follwing your death, disability or your ceasing to be a employee. The number of shares you may purchase as of any date cannot exceed that total number of shares vested by that date; less any shares you have previously acquired by exercicsing this Option.

Employment Requirements:

The Plan sets out the terms and conditions that govern this grant in the event of your termination of employment, death or disability in the event of your termination of employment; all futher vesting of shares under this grant stops, and all unvested shares are cancelled. As set out in the Plan, you will have 3 months after your employment ceases or is suspended to exercise your vested options, and in the event of your death or total disability you or your estate will have a period of 12 months to exercisee any vested options.

Taxes, Withholding Disposition of Stock:

This Option is intended to be an Incentive Stock Option, as defined under
Section 422(b) of the Internal Revenue Code: In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from this grant; the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company.

You agree to notify the Company when you sell or otherwise transfer or dispose of the shares acquired by exercising this Option.

Special Conditions: